NEWS FROM:                                              Stewart & Stevenson
                                                        Corporate Headquarters
                                                        P.O. Box 1637
                                                        Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:
STEWART & STEVENSON ACQUIRES THERMO KING OF NORTHERN CALIFORNIA

     HOUSTON, TX - December 8, 1999 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced the purchase of the assets of Thermo King of Northern California, a Thermo King dealership with locations in Sacramento, San Leandro and Oakland, California. This new Thermo King dealership, had 1999 sales of approximately $12 million and will be operated by Stewart & Stevenson's wholly owned subsidiary Sierra Detroit Diesel Allison, Inc., which also has facilities in Sacramento and San Leandro, California.

     Thermo King is the premier manufacturer of refrigeration equipment utilized in trucks, trailers, buses, marine containers and other applications. Stewart & Stevenson has been a Thermo King dealer for over 29 years with dealerships located in Texas and Louisiana. This acquisition will be included within the company's Power Product Segment.

     The Power Products segment of Stewart & Stevenson, with sales of over $500 million, distributes equipment and provides after market parts, service and rentals for numerous manufacturers including Thermo King, Detroit Diesel, Allison, Hyster, Waukesha, Deutz, EMD and others. Stewart & Stevenson successfully combines multiple distributorships within a single geographic territory, allowing better utilization of facilities and personnel and ultimately producing higher profit margins.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; the risk of cancellation or adjustment of specific orders and termination of significant government programs; and failure of the Company or unrelated third parties on whom the Company relies for essential products or services to become Year 2000 capable. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Contact:       Mr. David R. Stewart
               Treasurer
Phone:         (713) 868-7657
Fax:           (713) 863-1519
Email:         d.stewart@ssss.com
               HTTP://www.ssss.com